Exhibit 10.10

Schedule

of

19 Warrants to Purchase Shares of Series E Preferred Stock Issued by the Registrant

on the

Form of Warrant to Purchase Series E Preferred Stock of the Registrant as set forth in Exhibit 10.10

Number	Holder	Number of Warrant Shares
1	GCWF Investment Partners II	1,609
2	Granite Global Ventures LP	1,661
3	Granite Global Ventures (QP) LP	97,179
4	IDEO Product Development	11,741
5	RRE Ventures II LP	141,728
6	RRE Ventures Fund II LP	24,783
7	Vanguard VII-A LP	15,846
8	Venrock Associates III LP	163,890
9	Venrock Associates	36,875
10	Venrock Entrepreneurs Fund III LP	4,097
11	Vanguard VII LP	166,840
12	Vanguard VII Qualified Affiliates Fund LP	2,478
13	Vanguard VII Accredited Affiliates Fund LP	5,435
14	Intel Capital Corporation	24,710
15	Avalon Ventures VI LP	32,709
16	Avalon Ventures VI GP Fund LLC	9,715
17	Ronald Star	494
18	Thomas Weisel Venture Partners Employee Fund LP	589
19	Thomas Weisel Venture Partners LP	72,999

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER RELEVANT STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED, AND WITHOUT COMPLIANCE WITH RELEVANT STATE SECURITIES LAWS.

FORM OF

VOCERA COMMUNICATIONS, INC.

WARRANT TO PURCHASE STOCK

Number of Warrant Shares:	______________
Class of Stock:	Series E Preferred Stock (subject to Section 3.b. below)
Initial Exercise Price:	$1.1019 per share
Issue Date:	October , 2005
Expiration Date:	October , 2015 (subject to Section 2.c. below)

FOR VALUE RECEIVED, the receipt of which is hereby acknowledged, on or after the date of issuance of this warrant (this “Warrant”), ____________ or its permitted assignee (the “Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Warrant Shares”) of Vocera Communications, Inc., a Delaware corporation (the “Company”) at the initial exercise price per Warrant Share (the “Exercise Price”) all as set forth above and as adjusted pursuant to Section 3 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

1.	Exercise.

a. Method of Exercise. Except as otherwise provided in Section 1.b. below, the Holder may exercise this Warrant, in whole or in part, by surrendering this Warrant and a duly executed Notice of Exercise in substantially the form attached hereto as Appendix A to the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise. The Exercise Price may be paid by cash, check or wire transfer.

b. Net Issue Exercise.

(1) In lieu of exercising this Warrant in the manner provided above in Section 1.a., the Holder may elect to exercise this Warrant in whole and receive shares equal to the value of this Warrant by surrender of this Warrant at the principal office of the Company together with notice of such election on the Notice of Exercise duly executed by such Holder, in which event the Company shall issue to such Holder a number of Warrant Shares computed using the following formula:

X= Y (A-B)

    A

Where:      X = The number of Warrant Shares to be issued to the Holder.

Y = The number of Warrant Shares purchasable under this Warrant pursuant to Section 1.a. (at the date of such calculation).

A = The fair market value of one share of Warrant Shares (at the date of such calculation).

B = The Exercise Price (as adjusted to the date of such calculation).

(2) For purposes of this Section 1.b., if the Warrant Shares are traded regularly in a public market, the fair market value of the Warrant Shares shall be the closing price of the Warrant Shares (or the closing price of the Company’s stock into which the Warrant Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Warrant Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

c. “Easy Sale” Exercise. In lieu of the payment methods set forth above, when permitted by law and applicable regulations (including the rules of Nasdaq and the National Association of Securities Dealers (the “NASD”), the Holder may pay the aggregate Exercise Price through a “same day sale” commitment from Holder (and if applicable a broker-dealer that is a member of the NASD (an “NASD Dealer”), whereby the Holder will irrevocably elect to exercise this Warrant and to sell at least that number of shares of Warrant Stock purchased to immediately pay the aggregate Exercise Price (and up to all of the Warrant Shares so purchased) and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such Warrant Shares to forward the aggregate Exercise Price directly to the Company, with any sale proceeds in excess of the aggregate Exercise Price being for the benefit of the Holder.

d. Delivery of Certificate and New Warrant. Promptly after Holder exercises this Warrant, the Company shall deliver to the Holder certificates for the Warrant Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new warrant representing the right to purchase the Warrant Shares not so acquired.

2.	Effect of Acquisition of the Company.

a. “Acquisition.” For the purpose of this Warrant, “Acquisition” means any sale or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company’s securities before the transaction beneficially own, for or in consideration of their preexisting equity ownership in the Company, less than 50% of the outstanding voting securities of the entity that succeeds to the business of the Company after the transaction.

b. Assumption of Warrant. If upon the closing of any Acquisition the successor entity expressly agrees to assume the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and/or property, if any, as would be payable for the Warrant Shares issuable upon exercise of the unexercised portion of this Warrant as if such

Warrant Shares were outstanding on the record date for the Acquisition and subsequent closing. The Exercise Price shall be adjusted accordingly.

c. Nonassumption. If upon the closing of any Acquisition the successor entity does not expressly agree to assume the obligations of this Warrant and the Holder has not otherwise exercised this Warrant in full, then, notwithstanding Section 3.b., the Expiration Date of this Warrant will be the date of closing of such Acquisition; provided, that immediately prior to the closing of such Acquisition, if the value of “X” in the calculation set forth in Section 1.b.(1) would be positive, this Warrant shall automatically be deemed to have been exercised by the holder thereof in the manner contemplated in Section 1.b. hereof.

d. Notice. The Company will give the Holder not less than ten days notice of the closing of any Acquisition.

3.	Adjustments.

a. Stock Splits, Combinations and Dividends. If the outstanding Warrant Shares shall be subdivided into a greater number of shares or a dividend in such Warrant Shares shall be paid in respect thereof, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If the outstanding Warrant Shares shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

b. Reclassification, Exchange or Substitution. In case there occurs any reclassification or change of the outstanding securities of the Company or any reorganization of the Company (or any other entity the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar reorganization on or after the date hereof, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the shares or other securities and property receivable upon the exercise hereof prior to such consummation, the shares or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3. This Section 3.b. expressly will apply when and if all of the outstanding shares of Series E Preferred Stock shall have been converted into Common Stock, in which case this Warrant thereafter will be exercisable to purchase shares of Common Stock.

c. No Impairment. The Company shall not, by amendment of its Certificate of Incorporation avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Section 3 and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Section 3 against impairment.

d. Certificate as to Adjustments. Upon each adjustment of the Exercise Price, the Company at its expense shall promptly compute such adjustment, and furnish the Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish the Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price.

4.	Representations and Covenants of the Company.

a. Representations and Warranties. The Company hereby represents and warrants to the Holder that all Warrant Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Warrant Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances created by or through the Company except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

b. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

5.	Transfers.

a. Compliance with Securities Laws on Transfer. This Warrant and the Warrant Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Warrant Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). The Company shall not require the Holder to provide an opinion of counsel if the transfer is to an affiliate of the Holder or if there is no material question as to the availability of current information as referenced in Rule 144( c), the Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of the Holder’s notice of proposed sale.

b. Transfer Procedure. Subject to the provisions of Section 5.a. hereof, the Holder may transfer all or part of this Warrant or the Warrant Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Warrant Shares, if any) upon surrender of the Warrant or the certificates representing the Warrant Shares issuable upon exercise of this Warrant together with a properly executed Notice of Transfer in substantially the form attached hereto as Appendix B to the principal office of the Company; provided, however, that the Holder may transfer all or part of this Warrant to its affiliates at any time without notice to the Company, and such affiliate shall then be entitled to all the rights of Holder under this Warrant and any related agreements, and the Company shall cooperate fully in ensuring that any stock issued upon exercise of this Warrant is issued in the name of the affiliate that exercises the warrant. The terms and conditions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective permitted successors and assigns. Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

6.	Miscellaneous.

a. Term. This Warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above except as otherwise provided herein. The Company hereby acknowledges that exercise of this Warrant by the Holder may subject the Company and/or the Holder to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and that the Holder may be prevented from exercising this Warrant until the expiration or early termination of all waiting periods imposed by the HSR Act (“HSR Act Restrictions”). If on or before the Expiration Date the Holder has sent a notice of exercise of this Warrant to the Company and Holder has not been able to complete the exercise of this Warrant prior to the Expiration Date because of HSR Act Restrictions, the Expiration Date shall be extended until such time as such HSR Act Restrictions have terminated. The prior sentence may not be amended or waived without the approval of the Holder, notwithstanding anything else herein.

b. Fractional Shares. No fractional Warrant Shares shall be issuable upon exercise or conversion of the Warrant and the number of Warrant Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value of a full Warrant Share, determined per Section 1.b.(2). In determining whether fractional shares are issuable upon the exercise or conversion of this Warrant, the Company shall aggregate all Warrant Shares issuable to the holder at the time of such exercise or conversion.

c. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

d. No Rights as a Stockholder. Until the exercise of this Warrant, the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

e. Legends. This Warrant and the Warrant Shares (and the securities issuable, directly or indirectly, upon conversion of the Warrant Shares, if any) shall be imprinted with a legend in substantially the form set forth on the first page hereof.

f. Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time. All notices to the Holder shall be addressed as follows:

_________________

_________________

_________________

g. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by (1) an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought; or (2) by written approval of the Company and Majority Holders provided, that any proposed amendment or waiver that does not affect all holders of Joinder Warrants in a similar manner (with respect to such Joinder Warrants) shall require the prior written consent of such person (or a majority of all similarly affected persons). This Warrant is one of a number of warrants of substantially similar terms issued pursuant to that certain “Joinder Agreement” dated October     , 2005 (collectively, the “Joinder Warrants”). For this purpose, “Majority Holders” will refer to the holders of a majority in interest of the Joinder Warrants (based on shares issuable upon the exercise of then outstanding Joinder Warrants).

h. Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

i. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

j. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

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ISSUED: October     , 2005

VOCERA COMMUNICATIONS, INC.

By:

Name:

Title:

APPENDIX A

NOTICE OF EXERCISE

To:	VOCERA COMMUNICATIONS, INC.

1.	[Please mark one box]

☐ The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase pursuant to this Warrant, _______________ shares of Vocera Communications, Inc. (the “Company”) and herewith makes payment of $             therefore.

☐ The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for the purchase of shares in accordance with Section 1.b. of this Warrant. The undersigned hereby authorizes the Company to make the required calculation under Section 1.b. of this Warrant.

Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

_________________

The undersigned represents that it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

Signature:_________________________________

Name (print):

Title (if applic.)

Date:

APPENDIX B

NOTICE OF TRANSFER

To: VOCERA COMMUNICATIONS, INC.

FOR VALUE RECEIVED, ____________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of Warrant Shares of the Company covered thereby set forth below, unto:

Name of Transferee	Address/Facsimile Number	No. of Shares

Dated:	_____________	Signature:

Witness: